EXHIBIT 21


                        LIST OF SUBSIDIARIES OF
                        PETER KIEWIT SONS', INC.
                           DECEMBER 26, 1998

  Peter Kiewit Sons', Inc.
    Kiewit Construction Group Inc.
      Newsham Hybrids (USA), Inc.
      Kiewit Construction Company
        Kiewit Pacific Co.
        Kiewit Western Co.
        Grow Tunneling Corp.
        ME Holdings Inc.
          Mass. Electric Construction Co.
            Mass. Electric Securities Corp., Inc.
        Kiewit Engineering Co.
          Ben Holt Company
          Bibb and Associates, Inc.
        Kiewit Industrial Co.
          Kiewit Network Services Co.
          Kiewit International Services Ltd. (inactive)
        Kiewit Investment Management Corp.
        Kiewit International Inc.
          Constructora Kiewit, C.A.
          Kiewit Venezuela Inc.
        Kiewit International Services Inc.
        Peter Kiewit Sons Co. Ltd.
          Les Entreprises Kiewit Ltee
          Kiewit Management Limited
          MIL Offshore Inc.
          Kiewit Engineering Canada Ltd.
          Kiewit Industrial Canada Ltd.
          Kiewit Pipelines Ltd.
          V.K. Mason Construction Ltd.
            V.K. Mason Inc.
        Kiewit Mining Group Inc.
          Kiewit Alabama Mining Company
          Kiewit Mining Services Inc.
        United Metro Materials Inc.
          Western Equipment Co.
          Quality Ready Mix, Inc.
          Apache Materials, L.L.C.
        Global Surety & Insurance Co.
        Midwest Agencies, Inc.
        Construcciones Kiewit, S.A. de C.V.
          Kiewit Mazon Constructores, S.A. de C.V.
          Servitec de Sonora, S.A. de C.V.
      Gilbert Southern Corp.
        Guernsey Stone and Construction Company
        Twin Mountain Rock Company
        Twin Mountain Construction II Company
        Bentson Contracting Company
        Gilbert Frontier, Inc.
        Gilbert Central Corp.
        Gilbert Western Corp.
        Gilbert Texas Construction Corp.
          Gilbert Network Services, L.P.
        Gilbert Industrial Corporation
          Gulf Marine Fabricators, Inc.
            Aker Gulf Marine (Partnership)
          GBV-Texas, L.P.